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            [LETTERHEAD OF VENABLE, BAETJER AND HOWARD, LLP]


                                       October 23, 1995


Willkie Farr & Gallagher
153 East 53rd Street
New York, New York 10022-4669

          Re:  Smith Barney New Jersey Municipals Fund Inc.

Ladies and Gentlemen:

          We have acted as special Maryland counsel to Smith Barney New Jersey Municipals Fund Inc., a Maryland corporation (the "Company"), in connection with the proposed acquisition by the Company of all or substantially all the assets and certain scheduled liabilities of the New Jersey Portfolio (the "Acquired Fund"), a portfolio of Smith Barney Muni-Funds, a Massachusetts business trust (the "Trust"), in exchange for Class A, Class B, and Class C shares of the Company (the "Class A Shares," "Class B Shares," and "Class C Shares," respectively), pursuant to an Agreement and Plan of Reorganization to be executed by the Company and by the Trust, on behalf of the Acquired
Fund (the "Agreement").

          We have examined the Company's Registration Statement on Form N-14 substantially in the form in which it is to become effective (the "Registration Statement"), the Company's Charter and Bylaws, and a draft of the Agreement substantially in the form in which it is to be attached to the Prospectus/Proxy Statement included in the Registration Statement. We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

          We have also examined and relied upon such corporate records of the Company and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies. We have further assumed that the Agreement will be duly executed and delivered in substantially the same form as the draft submitted to us and that upon such execution and delivery,



















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Willkie Farr & Gallagher
November  , 1995
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it will constitute the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, and, further, that the number of Class A Shares, Class B Shares, and Class C Shares to be issued by the Company to the Trust and then distributed to the shareholders of the Acquired Fund pursuant to the Agreement will not exceed the respective number of then unissued Class A Shares, Class B Shares, and Class C Shares authorized in the Company's Charter.

          Based upon the foregoing, we are of the opinion that:

          1 . The Company is a corporation validly existing and in good standing under the laws of the State of Maryland.

          2. The Class A Shares, Class B Shares, and Class C Shares of the Company to be issued as contemplated in the Agreement have been, to the extent of the number of shares of the respective class authorized in the Charter of the Company and then unissued, duly authorized, and, subject to the receipt by the Company of consideration equal to the net asset value thereof (but in no event less than the par value thereof), when issued in accordance with the Agreement will be validly issued, fully paid and nonassessable Class A Shares, Class B Shares, and Class C Shares of the Company under the laws of the State of Maryland.

          This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

          You may rely on our foregoing opinion in rendering your opinion to the Company that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus/Proxy Statement included in the Registration Statement. We do not thereby admit that we are "experts" as that term is used in the Securities Act of 1933 and the regulations thereunder.

                              Very truly yours,
                              /s/ Venable, Baetjer and Howard, LLP